Exhibit 5.1

Wyrick Robbins Yates & Ponton LLP

4101 Lake Boone Trail, Suite 300

Raleigh, North Carolina 27607

October 2, 2015

Board of Directors

Document Security Systems, Inc.

First Federal Plaza, Suite 1525

28 E. Main Street

Rochester, New York 14614

Ladies and Gentlemen:

We have acted as counsel to Document Security Systems, Inc., a New York corporation (the “Company”), in connection with the issuance and sale of up to 9,214,978 shares (the “Shares”) of the Company’s common stock, $0.02 par value per share (the “Common Stock”), together with warrants (the “Warrants”) to purchase up to 1,842,995 shares (the “Warrant Shares”) of Common Stock, pursuant to the registration statement on Form S-3 (Registration Statement No. 333-191704), as filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”), as declared effective by the Commission on November 1, 2013 (the registration statement, as it may be amended from time to time, is herein referred to as the “Registration Statement”), together with the exhibits to the Registration Statement and the documents incorporated by reference therein and the related base prospectus which forms a part of and is included in the Registration Statement and the related prospectus supplement in the form filed with the Commission pursuant to Rule 424(b) under the Act (together, the “Prospectus”).

The Shares and Warrants are to be sold pursuant to a form of Securities Purchase Agreement, as amended (the “Purchase Agreement”) by and among the Company and the purchasers signatory thereto, which has been filed as an exhibit to the Company’s Current Report on Form 8-K filed on October 2, 2015 (the “Form 8-K”).

In connection with this opinion, we have examined and relied upon the Registration Statement and the Prospectus, the Company’s Certificate of Incorporation, as amended to date, the Company’s Third Amended and Restated Bylaws, as amended to date, the Purchase Agreement, the form of Common Stock Purchase Warrant filed as an exhibit to the Form 8-K, and such instruments, documents, certificates and records that we have deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed; and (iv) the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

Based upon the foregoing, we are of the opinion that (i) the Shares, when issued and sold in accordance with the Purchase Agreement, the Registration Statement and the Prospectus, will be duly authorized, validly issued, fully paid and non-assessable, (ii) provided that the Warrants have been duly executed and delivered by the Company and duly delivered to the respective purchaser thereof against payment therefor, then the Warrants, when issued and sold in accordance with the Purchase Agreement, the Registration Statement and the Prospectus, will be the valid and legally binding obligation of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity) and implied covenants of good faith and fair dealings, and (iii) the shares of Common Stock issuable upon the exercise of the Warrants, when issued upon the exercise of the Warrants and sold against payment therefor in accordance with the terms thereof and sold in accordance with the Registration Statement and the Prospectus, will be validly issued, fully paid and nonassessable.

This opinion is limited to the New York Business Corporation Law, including the statutory provisions of the New York General Corporate Law and all applicable provisions of the New York Constitution and reported judicial decisions interpreting these laws.

We hereby consent to the use of our name wherever it appears in the Registration Statement and the Prospectus, and in any amendment or supplement thereto, the filing of this opinion as an exhibit to a current report on Form 8-K of the Company and the incorporation by reference of this opinion in the Registration Statement.

In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission.

Very truly yours,

/s/ Wyrick Robbins Yates & Ponton LLP